BONTANG III

                            PRODUCERS AGREEMENT


                                    by


            PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
                          ROY M. HUFFINGTON, INC.
                          HUFFINGTON CORPORATION
                      VIRGINIA INTERNATIONAL COMPANY
                        VIRGINIA INDONESIA COMPANY
                        ULTRAMAR INDONESIA LIMITED
                    UNION TEXAS EAST KALIMANTAN LIMITED
                         UNIVERSE TANKSHIPS, INC.
                              TOTAL INDONESIE
                          UNOCAL INDONESIA, LTD.
                         INDONESIA PETROLEUM, LTD.


                                in favor of


                         TRAIN-E FINANCE CO., LTD.
                           as Tranche A Lender,


                THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY
                    as Agent for the Tranche B Lenders
                         and as Tranche B Lender,


               and the other Tranche B Lenders named herein







                       Dated as of February 9, 1988

                             TABLE OF CONTENTS


                                                                       Page
PART 1:  PRODUCERS' AGREEMENTS

    1.1   Authorization of Borrowings. . . . . . . . . . . . . 3
    1.2   Approval of Expenditures . . . . . . . . . . . . . . 3
    1.3   Rights to Bontang Plant and Improvements . . . . . . 3
    1.4   No Amendments, etc.. . . . . . . . . . . . . . . . . 4
    1.5   Compliance with Agreements . . . . . . . . . . . . . 5
    1.6   Enforcement of Agreements. . . . . . . . . . . . . . 5
    1.7   Operation of Bontang Plant . . . . . . . . . . . . . 6
    1.8   Replacement of Trustees. . . . . . . . . . . . . . . 6
    1.9   Indebtedness; Permitted Amounts. . . . . . . . . . . 8
    1.10  Negative Pledge. . . . . . . . . . . . . . . . . . . 8
    1.11  Insurance. . . . . . . . . . . . . . . . . . . . . . 9
    1.12  Reserve Reports. . . . . . . . . . . . . . . . . . .10
    1.13  Use of Proceeds. . . . . . . . . . . . . . . . . . .10
    1.14  Construction of Train E and Receiving Facilities      11
    1.15  Notices Relating to Source of Debt Service and
    Contingent Support . . . . . . . . . . . . . . . . . . . .11
    1.16  Effect of Certain Reductions of Source of Debt
    Service. . . . . . . . . . . . . . . . . . . . . . . . . .12
    1.17  Payment Instructions . . . . . . . . . . . . . . . .12
    1.18  Payment of Contingent Supports . . . . . . . . . . .14
    1.19  Spot Sales and Long Term Sale Contracts. . . . . . .15
    1.20  Debt Service Accounts; Contingent
    Support Accounts . . . . . . . . . . . . . . . . . . . . .16
    1.21  Expenses . . . . . . . . . . . . . . . . . . . . . .17


PART 2:  REPRESENTATIONS AND WARRANTIES

    2.1   Due Incorporation; Power and Authority . . . . . . .17
    2.2   Legal Action . . . . . . . . . . . . . . . . . . . .17
    2.3   Restrictions . . . . . . . . . . . . . . . . . . . .18
    2.4   Registrations and Approvals. . . . . . . . . . . . .18
    2.5   Agreement Binding; No Defaults . . . . . . . . . . .18
    2.6   Litigation . . . . . . . . . . . . . . . . . . . . .18
    2.7   Compliance with Other Instruments, etc.. . . . . . .19
    2.8   Other Agreements . . . . . . . . . . . . . . . . . .19
    2.9   Insurance. . . . . . . . . . . . . . . . . . . . . .19
    2.10  No Encumbrance . . . . . . . . . . . . . . . . . . .19
    2.11  No Material Adverse Change . . . . . . . . . . . . .19


PART  3: DEFAULTS

    3.1   Default Defined. . . . . . . . . . . . . . . . . . .20
    3.2   Remedy for Default . . . . . . . . . . . . . . . . .21
    3.3   Diversion and Remedy . . . . . . . . . . . . . . . .22
    3.4   Liability Share Defined. . . . . . . . . . . . . . .23
    3.5   Notices. . . . . . . . . . . . . . . . . . . . . . .24


PART  4:   INSURED LOSS

    4.1  Effect of Total Loss of Train E Prior to Operational
    Acceptance . . . . . . . . . . . . . . . . . . . . . . . .24
    4.2  Effect of Total Loss of Bontang Plant . . . . . . . .25
    4.3  Insurance Shortfall . . . . . . . . . . . . . . . . .26
    4.4  Other Losses. . . . . . . . . . . . . . . . . . . . .26


PART 5:  SCOPE OF PRODUCERS' LIABILITIES


PART 6:  MISCELLANEOUS

    6.1   Notices. . . . . . . . . . . . . . . . . . . . . . .27
    6.2   No Waiver; Remedies Cumulative . . . . . . . . . . .28
    6.3 Assignment; Successors and Assigns; Participations      28
    6.4   Amendments . . . . . . . . . . . . . . . . . . . . .29
    6.5   Counterparts . . . . . . . . . . . . . . . . . . . .30
    6.6   Section Headings . . . . . . . . . . . . . . . . . .30
    6.7   Governing Law. . . . . . . . . . . . . . . . . . . .30
    6.8   Consent to Jurisdiction. . . . . . . . . . . . . . .30
    6.9   Severability . . . . . . . . . . . . . . . . . . . .31
    6.10  Reinstatement. . . . . . . . . . . . . . . . . . . .32
    6.11  Confidentiality. . . . . . . . . . . . . . . . . . .32


Schedule 1   Liability Share Percentages

                                BONTANG III

                            PRODUCERS AGREEMENT




                                                 Dated as of
                                                           February 9, 1988

Train-E Finance Co., Ltd., as Tranche A Lender,
    and
The Industrial Bank of Japan Trust Company, as Agent for the Tranche B Lenders, under the Loan Agreement

Dear Sirs:

    Each of the undersigned Producers confirms that it has authorized and requested the Trustee to enter into the Loan Agreement. In connection therewith, the undersigned Producers hereby confirm for your benefit and for the benefit of the other parties to such Loan Agreement executing this Agreement, any permitted successor or successors to your or their interests thereunder and the holders of the Notes referred to in such Loan Agreement the matters set forth below.


                                 * * * * *


    As used above and below in this Agreement, the following capitalized expressions shall have the meanings set forth below, such meanings to be applicable to both the singular and plural forms of such expressions.

    "Approved Institutions" means the United States headquarters or a United States branch of the following financial institutions: (i) any branch or affiliate of Continental Bank International with the power to act as Trustee or (ii) any other bank, trust company or financial institution (in each case with trust powers) which (1) has a net worth in excess of $100,000,000.00 or (2) has outstanding debt securities rated A or better by Standard and Poors' Corporation or its equivalent by Moody's Investors Service or another nationally recognized rating agency in the United States.

    "Bontang Excess Sales Trustee" has the meaning set forth in Article 1 of the Trust Agreement.

    "Bontang I Trustee" has the meaning set forth in Article
1 of the Trust Agreement.

    "Default" has the meaning set forth in Section 3.1 hereof.

    "Default Shortfall" has the meaning set forth in Section
3.2 hereof.

    "Diversion" has the meaning set forth in Section 3.3 hereof.

    "Diversion Shortfall" has the meaning set forth in
Section 3.3 hereof.

    "Gas Supply Area" has the meaning set forth in Section
1.12(a) hereof.

    "Insurance Shortfall" has the meaning set forth in
Section 4.3 hereof.

    "Jilco" means Japan Indonesia LNG Co., Ltd.

    "Liability Share" has the meaning set forth in Section
3.4 hereof.

    "Loan Agreement" means the Bontang III Loan Agreement, dated as of the date hereof, among the Trustee, as borrower thereunder, the Tranche A Lender, the Tranche B Lenders and the
Agent and the Lead Managers parties thereto, as hereafter amended.

    "1974 Development Agreement" means the Loan Agreement for
Badak dated as of May 17, 1974, between Pertamina and Jilco, as heretofore and hereafter amended.

    "1981 Development Agreement" means the Badak Expansion
LNG Facility Development Agreement dated as of June 10, 1981 between Pertamina and Jilco, as heretofore and hereafter amended.

    "Plant Insurance" has the meaning set forth in Section
1.11(b) hereof.

    "Plant Insurance Proceeds" has the meaning set forth in
Section 1.11(b) hereof.

    "Special Long Term Sales Trustee" has the meaning set forth in Article 1 of the Trust Agreement.

    "Trustee" means Continental Bank International, as
Bontang III Trustee under the Trust Agreement, and its successors thereunder pursuant to Section 1.8 hereof.

    In addition to the definitions set forth above, and
except as otherwise provided in this Agreement, capitalized
expressions which are defined in the Loan Agreement are used herein with the meanings defined in the Loan Agreement, unless the context shall otherwise specifically require.
                                 * * * * *

                                  PART 1
                           PRODUCERS' AGREEMENTS

    Each of the Producers covenants to the Lenders solely as to itself until payment in full of the principal of and interest on the Notes and payment in full of all amounts owing under the Loan Agreement at the time of such payment in full of such Notes, unless compliance with the provisions of this Part 1 shall have been waived by the Majority Lenders, to do and perform the following:

         1.1 Authorization of Borrowings. Each of the Producers has reviewed the Loan Agreement and has authorized and requested the Borrower to enter into the Loan Agreement, not in its individual capacity but solely as Trustee under the Trust Agreement, to make and repay Borrowings, to pay interest on the Borrowings, to pay other amounts and to perform the other obligations of the Borrower, all of the foregoing under and in accordance with the terms of the Loan Agreement. For purposes of effecting each Borrowing, each Producer other than Pertamina has duly authorized Pertamina and designated Pertamina as its agent with full power and authority on behalf of such Producer to authorize and request the Borrower to effect such Borrowing or to designate an entity and individuals in accordance with the Trust Agreement to do the same, or both. Pertamina agrees to perform on its own behalf and on behalf of the other Producers the obligations authorized pursuant to, and accepts the designation contained in, this Section 1.1 and in the Trust Agreement.

         1.2 Approval of Expenditures. The Producers confirm that in accordance with Article 10 of the Processing Agreement they have made arrangements among themselves whereby, and the Producers hereby covenant to the Lenders that, all invoices of project creditors shall be approved or disapproved in good faith in accordance with objective standards customarily followed in the oil and gas industry in construction activities of the sort contemplated.

         1.3 Rights to Bontang Plant and Improvements. The Producers agree that Pertamina shall exclusively hold and shall continue to maintain title to the Bontang Plant, and all rights and interests in and to the Bontang Plant, subject with respect to Pertamina's rights and interests to rights and interests created under the Basic Agreements and any rights and interests created in other parties which do not, and will not during any Contingent Support Period, adversely affect the processing of LNG thereat in the amounts and in the manner contemplated by the Processing Agreement for sale under the LNG Sales Contract and under the Chubu Sales Contract, the 1973 LNG Sales Contract or the Korean Quanti-ties Agreement, and Pertamina agrees that it will not create, incur or suffer to exist any Encumbrances on the Bontang Plant, except for Encumbrances arising pursuant to statute or otherwise by operation of law, which shall be discharged in the ordinary course of business and shall not be enforced by attachment or levy.

         1.4  No Amendments, etc.  Each of the Producers agrees:

         (a) with respect to the Trust Agreement and each Contingent Support Trust Agreement, such Producer shall not (i) terminate or revoke such Trust Agreement or Contingent Support Trust Agreement, or (ii) amend, modify, revise, supplement or waive any of the provisions of (1) Article 1, 4 or 10 or Section 2.1, 2.2, 2.4, 2.5, 3.1, 3.2, 3.3, 3.7 or 6.1 or the second sentence of
Section 8.2 of the Trust Agreement, in each case other than to permit the Borrower to enter into Subordinated Indebtedness, (2)
Article 1, 6 or 9 or Section 2.1, 2.2, 2.4, 2.5, 3.1, 3.2, the last sentence of Section 4.1 or the second sentence of each of Sections
7.2 and 10.2 of the Bontang Excess Sales Trust Agreement, (3) the Definitions, Article 2, 3, 4 or 10 or Section 1.1, 1.2, 1.4, 1.5, 1.6, 1.7, 5.1, 5.2, the last sentence of each of Sections 6.1 and 7.1, or Section 8.2(b), 14.1, 14.2 or 14.6 of the Bontang I Trust Agreement, (4) such Sections of each Special Long Term Sales Trust Agreement relating to those matters that are comparable to the foregoing which the Majority Lenders may require or (5) any other provision of the Trust Agreement or any Contingent Support Trust Agreement, if any such amendment, modification, revision, supple-ment or waiver would or would be likely to affect adversely the trust created under the Trust Agreement or any Contingent Support Trust Agreement, the rights of the Lenders under the Loan Agreement or Notes or the ability of the Borrower to perform its obligations under such Loan Agreement or Notes or (iii) change or agree to the change of the trustee thereunder, except as contemplated by Section
1.8 hereof;

         (b) except as contemplated by Section 1.16 hereof, with respect to each Basic Agreement, each Contingent Support Agreement and the Korean Sales Contract to which it is a party, such Producer shall not (i) terminate or revoke such Basic Agreement, Contingent Support Agreement or Korean Sales contract or (ii) amend, modify, revise, supplement or waive any of the provisions of such Basic Agreement, Contingent Support Agreement or Korean Sales Contract if any such amendment, modification, revision, supplement or waiver would or would be likely to (1) cause the Debt Coverage Ratio under the Loan Agreement at any time that amounts are outstanding thereunder to be less than 200% or adversely affect the payment to the Lenders under the Loan Agreement of any amounts thereunder if the Debt Coverage Ratio already is or is likely to be less than 200%, or (2) conflict with or affect adversely the rights of the Lenders under the Loan Agreement or Notes or the obligations of the Borrower under the Loan Agreement, Notes or Trust Agreement or conflict with or impair the obligations of the Producers pursuant to this Agreement (other than an assignment permitted pursuant to Section 6.3 hereof); and

         (c) with respect to the LNG Sales Contract, Pertamina shall not (i) consent to the Buyer's assignment or delegation of any of the Buyer's rights or obligations under such LNG Sales Contract or (ii) amend, modify, revise, supplement or waive the definitions of Start-up and Receiving Facilities contained therein or alter the use or meaning of such definitions.

Any consent of the Majority Lenders necessary to permit any action otherwise prohibited by this Section 1.4 shall not be unreasonably withheld. Each of the Producers shall promptly provide or cause to be provided to the Tranche A Lender and the Agent copies of any agreement or document evidencing any amendment, modification, revision, supplement or waiver of any of the Trust Agreement, the Contingent Support Trust Agreements, the Basic Agreements or the Contingent Support Agreements to which it is a party or of any provision of any thereof not requiring the consent of the Lenders pursuant to this Section 1.4 and, in the case of an amendment to the Trust Agreement providing for Subordinated Indebtedness with respect to amounts to be held and distributed under the Trust Agreement, copies of the proposed amendment not less than 10 Business Days prior to execution thereof.

         1.5 Compliance with Agreements. Each of the Producers agrees that it will duly perform in a timely manner each obligation contemplated to be performed by it under this Agreement and the Trust Agreement, including, without limitation, (a) giving notices, instructions, certificates (including, without limitation, certificates as to the accuracy of the representations and warranties set forth in this Agreement and the compliance by the Producers with the terms of this Agreement), approvals and communications necessary or appropriate in order (i) to effect Borrowings, repayments and payments by the Trustee as Borrower under and in accordance with the terms of the Loan Agreement and
(ii) to permit the Borrower to perform its other obligations under the Loan Agreement, (b) providing financial and other information to the Trustee to be supplied to the Lenders under and in accordance with the Loan Agreement, and (c) giving of other notices, instructions, approvals and communications contemplated by the Trust Agreement. Each of the Producers that is a party thereto also agrees duly to perform its obligations under the Construction Agreement, Supply Agreements and LNG Sales Contract, except in respects which are not material and not likely to give rise to the assertion of a claim for breach thereunder, and to perform in all material respects the terms of the other Basic Agreements, the Contingent Support Agreements and the Contingent Support Trust Agreements to which it is a party, as the same may be amended from time to time as permitted by Section 1.4 hereof, but in the case of the Contingent Support Agreements and the Contingent Support Trust Agreements only to the extent related to Contingent Support or Source of Contingent Support. Pertamina shall insure that one or more appropriate LNG sales contracts is or are designated as the "Designated LNG Sales Contract(s)" pursuant to Section 2 of the Korean Quantities Agreement.

         1.6 Enforcement of Agreements. The Producers agree that, if the Borrower shall fail to perform any of its obligations under the Trust Agreement or if during any Contingent Support Period any relevant trustee under a Contingent Support Trust Agreement shall fail to perform any of its obligations under such Contingent Support Trust Agreement with respect to amounts which constitute Source of Contingent Support or Contingent Support, then the Producers shall give written notice to the Borrower or such trustee as promptly as practical under the circumstances demanding that all of the Borrower's obligations under the Trust Agreement or all of such trustee's obligations under the Contingent Support Trust Agreement be immediately performed and simultaneously deliver a copy of such notice to the Tranche A Lender and the Agent. Each Producer shall promptly enforce all legal rights it possesses against the Borrower or such trustee to compel performance by the Borrower of its obligations under the Trust Agreement, or by such trustee of its obligations under the Contingent Support Trust Agreement with respect to amounts which constitute Source of Contingent Support or Contingent Support, and give notices from time to time to the Tranche A Lender and the Agent with respect to the actions being taken. Each of the Producers that is a party thereto shall, with due diligence and in a reasonable and prudent manner, enforce its rights (a) against the EPC Contractor (as defined in the Development Plan) under the Construction Agreement,
(b) under the LNG Sales Contract, the Side Letter and the Disputed Force Majeure Account Agreement and the Contingent Support Agreements that relate to payment of amounts constituting the Source of Debt Service, Source of Contingent Support or Contingent Support, (c) under the Plant Use Agreement, (d) under the Processing Agreement and (e) under the Transportation Agreement.

         1.7 Operation of Bontang Plant. Those Producers that are shareholders of P.T. Badak shall use their best efforts, as shareholders, to cause P.T. Badak or any successor to P.T. Badak under the Plant Use Agreement to operate the Bontang Plant in the manner required pursuant to the Plant Use Agreement and to perform its obligations under the Processing Agreement in the manner required under the Processing Agreement.

         1.8 Replacement of Trustees. (a) The Producers may, with the prior written consent of the Majority Lenders, and shall, if any of the circumstances set forth in Section 1.8(b) hereof shall have occurred and be continuing and if requested by the Majority Lenders, appoint one of the institutions referred to in clause (ii) of the definition of Approved Institutions, if any of the circumstances set forth in Sections 1.8(b)(i), (ii) and (iii)(3) hereof shall have occurred and, with respect to any other circumstance referred to in Section 1.8(b) hereof, appoint any institution other than a branch of the Borrower referred to in such definition, as successor trustee under the Trust Agreement and each Contingent Support Trust Agreement, such appointment for purposes of this Agreement to become effective upon the written confirmation by such institution, solely in its capacity as successor trustee under the Trust Agreement and each Contingent Support Trust Agreement, of its assumption of the obligations of successor trustee under such Trust Agreement and each Contingent Support Trust Agreement and of the Borrower under the Loan Agreement, all of the Notes and the Letter Agreement.

         (b) The circumstances referred to in Section 1.8(a) hereof are as follows:

              (i) The Borrower, Continental Bank International or Continental Illinois National Bank and Trust Company or any successor trustee appointed pursuant to this Section 1.8 shall:

                   (1)  make an assignment for the benefit of
    creditors; or

                   (2)  file a petition in bankruptcy, petition
    or apply to any tribunal or applicable regulatory authority for the appointment of a custodian, receiver, trustee or official with similar powers for it or a substantial part of its property or assets, or commence any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect; or

                   (3)  if there shall have been filed any such
    petition or application, or any such case or proceeding shall have been commenced against it, indicate its consent to, approval of or acquiescence in any such petition, application, case or proceeding or any order for relief or the appointment of a custodian, receiver, trustee or official with similar powers or regulatory authority for it or any substantial part of any of its properties or assets, or suffer to exist any such case or proceeding in which an order for relief is entered, or suffer any such custodianship, receivership, trusteeship or jurisdiction of such similar official or regulatory authority to continue undischarged for a period of 30 days or more; or

                   (4) generally be unable to or generally fail to pay its debts as such debts become due; or

                   (5) have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law or shall have suffered or permitted, while insolvent, any creditor to obtain an Encumbrance upon any of its property through legal proceedings or distraint which is not vacated within 30 days from the date such Encumbrance is created; or

                   (6)  take appropriate corporate action
    required to authorize any of the foregoing; or

              (ii)  The Borrower or any successor trustee
    appointed pursuant to this Section 1.8 shall fail to perform any of its obligations under the Trust Agreement, or any other trustee shall, during a Contingent Support Period, fail to perform any of its obligations relating to Source of Contingent Support or Contingent Support relevant to such Contingent Support Period under any of the Contingent Support Trust Agreements; or

              (iii)  Continental Bank International shall:

                   (1) cease to be a wholly-owned subsidiary of Continental Illinois National Bank and Trust Company; or

                   (2) dispose of all or substantially all of its assets; or

                   (3)  fail to pay principal of, or premium or
    interest on, any of its Indebtedness in a material amount when due for payment, whether by acceleration or otherwise, but after giving effect to all applicable grace and waiver periods provided for in the agreement or instrument creating or evidencing such Indebtedness; or

              (iv) Any suit, legal action or proceeding or governmental investigation shall be commenced, or any Legal Requirement shall be in effect, which questions the power, authority or capacity of the Borrower, Continental Bank International, any trustee under a Contingent Support Trust Agreement or any successor trustee under the Trust Agreement or a Contingent Support Trust Agreement to enter into the Trust Agreement or any Contingent Support Trust Agreement, or to serve thereunder in accordance with the terms thereof or to perform any material obligation thereunder, or in the case of the Borrower, to enter into the Loan Agreement or to perform any material obligation thereunder.

         1.9  Indebtedness; Permitted Amounts.

         (a) The Producers shall not and shall not authorize or request the Borrower or any other Person to create, assume or become liable for, directly or indirectly, any Indebtedness pursuant to any agreement that will charge or be paid out of (x) the Source of Debt Service or Contingent Support received by the Trustee, in each case prior to its deposit in the Bontang III Payment Account, except for (i) all obligations and liabilities under the Loan Agreement, the Notes and the Letter Agreement, (ii) any Subordinated Indebtedness incurred pursuant to Section 6.4 of the Loan Agreement and (iii) obligations in respect of Pari Passu Swap Indebtedness incurred pursuant to Section 6.4 of the Loan Agreement, or (y) any Borrowed Amounts, except for the purposes for which such Borrowed Amounts are borrowed.

         (b) The Producers shall neither enter into, nor authorize or request any Person to enter into, financing agreements or otherwise create, assume or become liable for directly or indirectly any Indebtedness pursuant to any agreement, that will, during any Contingent Support Period, charge or be paid out of any amount of Contingent Support required to be paid to the Trustee or reduce any, amount of Source of Contingent Support payable under any Contingent Support Agreement or Contingent Support Trust Agreement nor from and after the first day of any Contingent Support Period and so long as such Contingent Support Period shall continue will the Producers suffer to exist any such Indebtedness pursuant to any agreement, except as provided in the relevant Contingent Support Trust Agreement and, with respect to the 1973 LNG Sales Contract, except as permitted pursuant to LNG Capital Projects Loan Agreements No. 1, dated as of September 10, 1986, and No. 2, dated as of June 9, 1987 as such Loan Agreements are in existence on the date hereof.

         (c) With respect to each Contingent Support Trust Agreement, the Producers shall not authorize, request or permit the trustee thereunder during any relevant Contingent Support Period to pay, set aside, charge or deduct out of or from any Source of Contingent Support or Contingent Support any amounts other than any Permitted Amounts.

         1.10 Negative Pledge. The Producers shall not create or agree to, or authorize or request the Borrower or any other Person to create or agree to, any Encumbrance on the Source of Debt Service prior to its deposit in the Bontang III Payment Account, on any Borrowed Amounts or, during any Contingent Support Period, on any Source of Contingent Support relating to such Contingent Support Period or on any Contingent Support required to be paid to the Trustee, nor from and after the first day of a Contingent Support Period and so long as such Contingent Support Period shall continue shall the Producers suffer any such Encumbrance to exist, except any Encumbrance, if any, (a) arising pursuant to the Trust Agreement or (subject to Section 1.9(c)) the Contingent Support Trust Agreements or in favor of the holders of Indebtedness as permitted in accordance with Section 1.9 hereof, (b) arising pursuant to the Transportation Agreement, dated as of September 23, 1973, between Burmast East Shipping Corporation and Pertamina, as heretofore and hereafter amended, (c) arising pursuant to statute or otherwise by operation of law in connection with the Transportation Agreement or any transportation agreement related to the Source of Contingent Support or Contingent Support (other than the one referred to in clause (b) above) and discharged in the ordinary course of business, (d) arising from the assignments made in the Supply Agreements by Pertamina to the other Producers of the production sharing percentages of such Producers of amounts payable by the Buyer under the LNG Sales Contract and certain other amounts as provided in the Supply Agreements, or (e) arising from the assignments made in the relevant supply agreements by Pertamina to the other Producers of the production sharing percentages of such Producers of amounts payable by the buyers under the Contingent Support Agreements and certain other amounts as provided in such supply agreements.

         1.11 Insurance.

         (a) Prior to operational acceptance of Train E by Pertamina pursuant to the Construction Agreement, Pertamina shall maintain or cause to be maintained "All Risk" Builder's Risk Insurance as required pursuant to the Construction Agreement.

         (b) Prior to operational acceptance of Train E by Pertamina pursuant to the Construction Agreement, Pertamina shall maintain, or cause to be maintained, with respect to the Bontang Plant excluding Train E and, upon and after such operational acceptance, Pertamina shall maintain, or cause to be maintained with respect to the Bontang Plant, property and casualty insurance (the "Plant Insurance") on terms at least as favorable to Pertamina as, and having coverage substantially similar to, the policy furnished to the Tranche A Lender and the Agent prior to the date hereof and in an amount which is the greater of (i) the full replacement value of the Bontang Plant, determined by an independent appraiser acceptable to the Majority Lenders (if such insurance in such amount is available on commercially reasonable terms), or (ii) 125% of the sum of (x) all amounts outstanding from time to time under the Loan Agreement, the Notes and the Letter Agreement, plus (y) all other Indebtedness of any Person outstanding, the holders of which, directly or indirectly, are entitled to share in the proceeds of the Plant Insurance (the "Plant Insurance Proceeds") prior to or on an equal and ratable basis with the Lenders (as the Lenders' rights are determined under Section 4.1 hereof).

         (c)  All Plant Insurance shall be maintained with (i)
P.T. Tugu Pratama Indonesia, or (ii) so long as Indonesian law requires that the relevant insurance be maintained with an Indonesian insurance company, any Indonesian insurance company other than P.T. Tugu Pratama Indonesia approved by the Majority Lenders, which approval shall not be unreasonably withheld, or
(iii) if Indonesian law changes to permit the relevant insurance to be maintained with one or more non-Indonesian insurance companies, any insurance company other than P.T. Tugu Pratama Indonesia approved by the Majority Lenders.

         (d) Pertamina agrees that all Plant Insurance shall have Pertamina as a loss payee, and that no party other than Pertamina, the other Producers and P.T. Badak shall be a loss payee.
Pertamina agrees that it will not create or agree to any assignment of or security interest in the Plant Insurance Proceeds, or create any right to receive the Plant Insurance Proceeds other than equally and ratably with, or subordinated in right of payment to, the rights of the Lenders pursuant to this Agreement in favor of any Person other than the loss payees under the Plant Insurance, except for the assignment in favor of Jilco pursuant to the 1974 Development Agreement and the rights of Jilco pursuant to the 1981 Development Agreement.

         (e) Pertamina shall, on the initial Borrowing Date, provide to the Tranche A Lender and the Agent a true, correct and complete copy of the policy or policies of insurance required by
Section 1.11(a) and (b) hereof and, as promptly as practicable in the circumstances (but in no event later than 30 days) following the issuance thereof, true, correct and complete copies of each subsequent policy or policies of insurance required by Section 1.11(a) and (b) hereof. Pertamina shall also provide to the Tranche A Lender and the Agent as promptly as practicable under the circumstances, each amendment, modification or waiver and each notice of cancellation or termination with respect to each policy of insurance required by Section 1.11(a) and (b) hereof (but in no event later than 30 days following any such amendment, modification or waiver or receipt of any such notice).

         1.12 Reserve Reports.

         (a) The Producers agree that, if requested by either the Tranche A Lender or the Agent, they will cause to be delivered to the Tranche A Lender and the Agent the latest reserve report or reports and any updates, modifications or supplements thereto covering the areas of gas supply to the Bontang Plant (the "Gas Supply Area") prepared by DeGolyer and MacNaughton or another independent petroleum engineering consulting firm of recognized standing in the petroleum industry qualified by reputation and experience in the estimating of reserves of oil and gas in subsurface reservoirs.

         (b) Pertamina shall submit or cause to be submitted to the Tranche A Lender and the Agent a copy of the Certificate and all supporting documentation furnished to the Buyer pursuant to
Section 3.2(a) of the LNG Sales Contract before committing additional natural gas from the Gas Supply Area to sale or other utilization.

         1.13 Use of Proceeds. The proceeds of the Borrowings shall be used solely for the payment of (i) the costs incurred or to be incurred in connection with the design, engineering, procurement and construction of or otherwise relating to Train E and (ii) interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections 2.3, 2.7, 2.8, 3.3, 3.4(b) and
10.6 of the Loan Agreement.

         1.14 Construction of Train E and Receiving Facilities.

         (a) Pertamina shall insure that Train E is constructed and completed with due diligence and efficiency and in conformity with sound administrative, engineering and financial practices.

         (b) Pertamina shall deliver to each of the Tranche A Lender and the Agent (i) a quarterly status report in reasonable detail concerning construction of Train E, such report to include, but not be limited to, the cost incurred to the end of such quarter and an estimate of costs required for the completion and acceptance of Train E pursuant to the Development Plan and Construction Agreement, and (ii) periodic status reports concerning construction of the Receiving Facilities and their related facilities based upon the information furnished to Pertamina by the Buyer.

         (c) Pertamina shall not amend the Development Plan in a manner that would result in a material increase in Pertamina's expenditures or materially deviate from the Development Plan with regard to the construction, completion or operation of Train E.

         (d) Pertamina shall, if requested by either the Tranche A Lender or the Agent, permit, and seek to arrange with the Buyer for, representatives of the Tranche A Lender or the Agent, and designees appointed by them with the consent of Pertamina, which shall not be unreasonably withheld, to visit the site of the construction of Train E and the Receiving Facilities to review and examine the current status of the construction and implementation thereof.

         (e) Pertamina shall (i) promptly after it becomes aware of such event, give notice to the Tranche A Lender and the Agent of any event or occurrence that will, or would be reasonably likely to, delay the Start-up, and (ii) shall give prompt notice of the occurrence of the Start-up to the Tranche A Lender, the Agent and the Borrower.

         1.15 Notices Relating to Source of Debt Service and
Contingent Supports.

         (a) Pertamina shall inform each of the Tranche A Lender and the Agent by notice (with a copy to the Borrower) in advance of the annual and quarterly shipment schedules, and of actual shipment information promptly after shipment, with respect to each shipment for sale and delivery of LNG related to the Source of Debt Service and, during any Contingent Support Period, related to the relevant Source of Contingent Support.

         (b)   Pertamina shall give notice to each of the Tranche
A Lender and the Agent promptly after it learns (i) of any event or occurrence, in the nature of force majeure, and any material dispute which could reasonably be expected to affect adversely the amount or time of receipt of the Source of Debt Service or, during any Contingent Support Period, any relevant Source of Contingent Support or Contingent Support and (ii) that any default under the LNG Sales Contract and, during any Contingent Support Period, any default under any relevant Contingent Support Agreement which relates to Contingent Support or Source of Contingent Support, has occurred or will occur with the giving of notice or lapse of time or both. Pertamina shall thereafter also inform the Tranche A Lender and the Agent of the status of such event at reasonable intervals during the continuance thereof.

         1.16 Effect of Certain Reductions of Source of Debt
Service.

         (a) If (i) any of the price level, payment terms or price adjustment mechanism under the LNG Sales Contract is to be changed to conform to a similar change under the 1973 LNG Sales Contract or the 1981 LNG Sales Contract in accordance with Section 5(a) of the Side Letter, (ii) an amendment to the LNG Sales Contract is made pursuant to Section 1 of the Side Letter or (iii) force majeure is declared by the Buyer pursuant to Section 3 of the Side Letter, and the result thereof would reduce the Source of Debt Service payable at any time prior to the Final Maturity Date, the Producers shall, in a manner acceptable to the Majority Lenders, increase the Source of Debt Service by changing the percentage of the Gross Invoice Amount of the sales proceeds and other amounts payable under the LNG Sales Contract, redefining the Source of Debt Service or making such other appropriate amendments or adjustments to the terms agreed pursuant hereto so as to maintain the Source of Debt Service reasonably anticipated to be payable to the Final Maturity Date at its level immediately prior to such change, amendment or declaration of force majeure.

         (b) Any increase, redefinition, amendment or adjustment referred to in Section 1.16(a) hereof shall be promptly agreed in writing among the Producers, the Borrower, the Tranche A Lender and the Agent on behalf of the Tranche B Lenders, which shall amend the definition of Source of Debt Service for all purposes of the Loan Agreement, the Notes, the Trust Agreement and this Agreement. The Producers shall, and shall cause the Borrower to, execute the appropriate documents promptly following the relevant event, and such documents shall take effect as of the date of such event.

         1.17 Payment Instructions.

         (a) Subject to Section 1.8 hereof, Pertamina hereby agrees to instruct the Buyer to pay all amounts payable to Pertamina pursuant to the LNG Sales Contract to the Borrower and to arrange, or instruct the Buyer to arrange, to have paid to the Borrower all amounts payable to Pertamina from the Disputed Force Majeure Account maintained under such Agreement and Pertamina hereby agrees not to change such instructions or the designation of the Borrower as the recipient of amounts which constitute the Source of Debt Service payable thereunder;

         (b) With respect to all other relevant Basic Agreements, Pertamina has designated or shall designate, and agrees not to change the designation of, the Borrower as the recipient of amounts which constitute the Source of Debt Service payable thereunder;


         (c) Pertamina has designated or shall designate, and agrees not to change the designation of, the Bontang Excess Sales Trustee as the recipient of (1) amounts which are payable pursuant to the Chubu Sales Contract, and (2) any Related Amounts with respect to the Chubu Sales Contract;

         (d) Pertamina has designated or shall designate, and agrees not to change the designation of, the Bontang I Trustee as the recipient of (1) amounts which are payable pursuant to the 1973 LNG Sales Contract and constitute Source of Contingent Support and
(2) any Related Amounts with respect to the 1973 LNG Sales Contract (insofar as they relate to Source of Contingent Support);

         (e) Pertamina has designated, and agrees not to change the designation of, the Bontang Excess Sales Trustee as the recipient of amounts payable pursuant to Section 8.2(b) of the Bontang I Trust Agreement;

         (f) Pertamina has designated or shall designate, and agrees not to change the designation of, the Borrower as the recipient during any relevant Contingent Support Period of amounts payable under the Bontang Excess Sales Trust Agreement and each Special Long Term Sales Trust Agreement, which in each case constitute relevant Contingent Support;

         (g) Pertamina shall (i) instruct all buyers under any Future or Special Spot Sales or Future Long Term Sales Contracts to pay all amounts payable thereunder to the Bontang Excess Sales Trustee and all other relevant Persons to pay or cause to be paid all Related Amounts with respect to Future or Special Spot Sales or Future Long Term Sales Contracts to the Bontang Excess Sales Trustee, (ii) not change such instructions or the designation of the Bontang Excess Sales Trustee as the recipient of such amounts,
(iii) prior to the time the first payments are due from the buyer or buyers under each Future Long Term Sales Contract, notify the Bontang Excess Sales Trustee that such Contract is designated as a "Future Long Term Sales Contract", (iv) prior to the time the first payments are due from the buyer with respect to any Future or Special Spot Sale, notify the Bontang Excess Sales Trustee that such Sale is designated as a "Future Spot Sale" or a "Special Spot Sale," as the case may be, and (v) during any Contingent Support Period deliver to the Bontang Excess Sales Trustee, the Tranche A Lender and the Agent copies of the documents evidencing each such Sale and copies of each such Contract relating thereto promptly following execution thereof (and, in the case of such Sales or Contracts entered into by telex, promptly following dispatch or receipt, copies of the relevant telexes);

         (h) Pertamina shall (i) enter into a Special Long Term Sales Trust Agreement with respect to each Special Long Term Sales Contract prior to the time the first payments are due from the buyer or buyers under each such Special Long Term Sales Contract,
(ii) instruct all buyers under each Special Long Term Sales Contract to pay all amounts payable thereunder to the Special Long Term Sales Trustee under the related Special Long Term Sales Trust Agreement and all other relevant Persons to pay or choose to be paid all Related Amounts with respect thereto to such Special Long Term Sales Trustee, (iii) not change such instructions or the designation of such Special Long Term Sales Trustee as the recipient of such amounts and (iv) during any Contingent Support Period deliver to the relevant Special Long Term Sales Trustee, the Tranche A Lender and the Agent copies of each relevant Special Long Term Sales Contract relating thereto promptly upon execution thereof.

         1.18 Payment of Contingent Supports.

         (a) If Start-up does not occur prior to January 1, 1990, Pertamina shall cause the First Contingent Support to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the First Contingent Support Period commencing on January 1, 1990 and ending on the earlier to occur of (i) Start-up and (ii) September 30, 1990 by giving notice forthwith to the Borrower and to the Bontang Excess Sales Trustee that First Contingent Support is payable.

         (b) If Completion of the Receiving Facilities does not occur on or before September 30, 1990, Pertamina shall cause the First and Second Contingent Supports to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the First and Second Contingent Support Periods commencing on October 1, 1990 and ending on the date of Completion of the Receiving Facilities by giving notice forthwith to the Borrower and to the Bontang Excess Sales Trustee that First and Second Contingent Support is payable. In addition, if Start-up does not occur on or before September 30, 1991, Pertamina shall cause the Third Contingent Support to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the Third Contingent Support Period commencing on October 1, 1991 and ending on the date of Start-up by giving notice forthwith to the Borrower and to each Special Long Term Sales Trustee (with a copy to the Bontang Excess Sales Trustee) that Third Contingent Support is payable and that a Third Contingent Support Period has commenced.

         (c) If Pertamina exercises its right to suspend deliveries under Section 10.5 of the LNG Sales Contract, Pertamina shall cause the First Contingent Support to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the First Contingent Support Period coextensive with the period of such suspension by giving notice, on the same day it notifies the Buyer of the exercise of such right of suspension, to the Borrower and to the Bontang Excess Sales Trustee that First Contingent Support is payable.

         (d) If the LNG Sales Contract is terminated or repudiated (whether by notice or in fact) by the Buyer, Pertamina shall cause the First, Second and Third Contingent Supports to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the First, Second and Third Contingent Support Periods coextensive with the period after such termination or repudiation by giving notice forthwith to the Borrower, the Bontang Excess Sales Trustee and each Special Long Term Sales Trustee that First, Second and Third Contingent Support are payable and that a Third Contingent Support Period has commenced. In addition, if any Event of Force Majeure under Section 15.1 of the LNG Sales Contract excuses performance thereunder by the Buyer for 42 consecutive months, Pertamina shall cause the First, Second and Third Contingent Supports to be paid to the Borrower, to the extent required to be paid into the Debt Service Account and the Reserve Account pursuant to the Trust Agreement, during the First, Second and Third Contingent Support Periods coextensive with the period commencing at the end of such 42-month period and continuing for so long as such performance by the Buyer continues to be excused as a result of such an Event of Force Majeure by giving notice forthwith following the end of such 42-month period to the Borrower, the Bontang Excess Sales Trustee and each Special Long Term Sales Trustee that First, Second and Third Contingent Support are payable and that a Third Contingent Support Period has commenced.

         (e) Pertamina shall give prompt notice to the Borrower and the Bontang Excess Sales Trustee and, if relevant, to each Special Long Term Sales Trustee of the end of each Contingent
Support Period.

         (f) If an event giving rise to a right to payment of Contingent Support pursuant to Sections 1.18(a) to (d) hereof has occurred, the Tranche A Lender and the Agent will have the right, without prejudice to the rights of the Lenders with respect to any Default, to give notice to Pertamina indicating the event that has occurred, the reasons therefor, and specifying the relevant Contingent Support payable. Upon receipt of such notice, Pertamina shall immediately give notice to the Bontang Excess Sales Trustee and, if relevant, each Special Long Term Sales Trustee instructing the relevant trustee or trustees to hold and accumulate amounts constituting the relevant Contingent Support, and Pertamina shall simultaneously give copies of such notice to the Borrower and to the Tranche A Lender and the Agent. The Bontang Excess Sales Trust Agreement and each Special Long Term Sales Trust Agreement shall provide that following receipt of such notice the relevant amounts of the Contingent Support shall be accumulated and held by such trustee or trustees, and not disbursed to the Producers, until such trustee or trustees shall have received a notice from Pertamina (with a copy given simultaneously to the Borrower and to the Tranche A Lender and the Agent) (i) to the effect that an event giving rise to payment of the relevant amount of Contingent Support has not occurred, and specifying its reasons therefor, in which case the Bontang Excess Sales Trustee and, if relevant, each Special Long Term Sales Trustee shall resume making disbursements to the Producers as if no such notice from Pertamina to accumulate and hold amounts had been given, or (ii) advising that an event giving rise to payment of the relevant amount of Contingent Support has occurred and instructing the Bontang Excess Sales Trustee and, if relevant, each Special Long Term Sales Trustee to make payment as provided in the relevant Contingent Support Trust Agreements of amounts of the relevant Contingent Support to the Borrower.

         1.19 Spot Sales and Long Term Sales Contracts.

         (a) All proceeds of LNG sold from the Bontang Plant pursuant to Spot Sales Contracts and Long Term Sales Contracts shall, subject to the following provisos, be available for Contingent Support in accordance with the terms hereof; provided, that the maximum quantity of LNG the proceeds of sale of which shall be available for Contingent Support from all sources for any time period shall never exceed, as relevant, (1) in the case of events described in Sections 1.18(a), (b) and (c) hereof, 0.73 million tons per annum prorated for each period of a year or portion thereof for the relevant time period during which Contingent Support is payable; (2) if the LNG Sales Contract is terminated or repudiated as described in Section 1.18(d) hereof,
2.27 million tons per annum prorated for each period of a year or portion thereof for the relevant time period during which Contingent Support is payable; or (3) if performance by the Buyer under the LNG Sales Contract is affected by an Event of Force Majeure as described in Section 1.18(d) hereof, the difference between (x) 2.27 million tons per annum prorated for each period of a year or portion thereof for the relevant time period during which Contingent Support is payable and (y) the amounts actually taken or, if not taken, required to be paid for under the LNG Sales Contract for such period; provided, further, that following completion of the construction of additional LNG production capacity at the Bontang Plant, the only proceeds of sale of LNG pursuant to a new LNG sales contract entered into in connection with such additional production capacity which shall constitute Contingent Support shall be the proceeds of the sale of an amount of LNG in excess of the design capacity of such additional production capacity.

         (b)  During each Second Contingent Support Period,
Pertamina shall exercise all reasonable efforts to make Spot Sales. In addition, during each Third Contingent Support Period, Pertamina shall exercise all reasonable efforts to enter into Long Term Sales Contracts.

         1.20 Debt Service Accounts; Contingent Support Accounts.

         (a) Each of the Producers agrees with respect to the Trust Agreement that, as long as moneys are held by the Trustee in the Debt Service Account and Reserve Account, the Lenders are, to the extent necessary to make payments in accordance with the terms of the Trust Agreement of principal, interest and other amounts due under the Loan Agreement, the Notes, and the Letter Agreement, among those having a right, as provided under Section 2.2 of the Trust Agreement, to receive disbursements thereunder.

         (b) Each of the Producers agrees that during each Contingent Support Period (i) the Borrower, with respect to amounts in and payable to any Contingent Support Account, has a right to receive disbursements of Contingent Support to the extent provided in the Bontang Excess Sales Trust Agreement and to the extent to be provided in the Special Long Term Sales Trust Agreements, (ii) the Bontang Excess Sales Trustee, with respect to amounts in and payable to the KCO General Account under the Bontang I Trust Agreement, has a right to receive disbursements of amounts of Source of Contingent Support as provided in such agreement, and
(iii) the Bontang I Trustee is obligated to make payments of Source of Contingent Support under the Bontang I Trust Agreement to the extent provided in such agreement to the Bontang Excess Sales Trustee and the Bontang Excess Sales Trustee is obligated to make payments of Contingent Support under the Bontang Excess Sales Trust Agreement to the extent provided in such agreement to the Borrower, in each case to provide for the payment of principal, interest and other amounts due under the Loan Agreement, the Note and the Letter Agreement payable to the Lenders.

         (c) The Producers shall not authorize or request the trustee under any Contingent Support Trust Agreement to open at banks outside the United States of America any sub-account of any Contingent Support Account or of the KCO General Account except for the sole purpose of facilitating payment of any relevant Permitted Marketing Fees.

         (d) With respect to amounts held from time to time in any Contingent Support Account or in the KCO General Account, the Producers shall not approve any investments of the type referred to in Section 9.1(ii)(x) of the Bontang Excess Sales Trust Agreement or Section l0.l(ii)(x) of the Bontang I Trust Agreement or any comparable Section of any Special Long Term Sales Trust Agreement without the prior written consent of the Majority Lenders.

         1.21 Expenses. To the extent that any amounts required to be paid by the Borrower pursuant to Section 10.6(a) and, prior to the Completion Date, Section 10.6(b), of the Loan Agreement are not paid when due, the Producers shall, following notice from the Tranche A Lender or the Agent or both, as appropriate, immediately pay such amounts or otherwise cause such amounts to be paid.


                                  PART 2
                      REPRESENTATIONS AND WARRANTIES


         Each Producer makes the following representations and warranties to the Lenders solely with respect to itself; provided, however, that (i) each representation and warranty with respect to any agreement that is dated on, as of or prior to the date hereof is made as of the date hereof, (ii) each representation and warranty with respect to any other agreement will be made as of the date such agreement is entered into, (iii) each representation and warranty with respect to any agreement is made only by those Producers that are parties thereto and (iv) Pertamina is the only Producer making the representation and warranty in Section 2.9 hereof:

         2.1 Due Incorporation; Power and Authority. Such Producer is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Such Producer has full power, authority and legal right to execute, deliver, perform and observe the terms and provisions of this Agreement, the Trust Agreement, each Basic Agreement, each Contingent Support Agreement, the Korean Sales Contract and each Contingent Support Trust Agreement.

         2.2 Legal Action. All necessary legal action has been taken to authorize such Producer to execute and deliver and to perform and observe the terms and provisions of this Agreement, the Trust Agreement and each Basic Agreement, each Contingent Support Agreement, the Korean Sales Contract and each Contingent Support Trust Agreement.

         2.3 Restrictions. There is no Legal Requirement and no contractual or other obligation binding on such Producer, including, without limitation, any of the Basic Agreements, the Contingent Support Agreements or the Korean Sales Contract, that is or will be contravened (or, in the case of a contractual obligation, in respect of which a breach has occurred or will occur) by reason of the execution and delivery of or the performance or observance by such Producer of any of the terms or provisions of this Agreement, the Trust Agreement or the Contingent Support Trust Agreements.

         2.4 Registrations and Approvals. No registrations, declarations or filings with, or consents, licenses, approvals or authorizations of, any legislative body, governmental department or government authority are necessary or required under any applicable law for the due execution and delivery by such Producer, or for the performance by such Producer, of this Agreement, the Trust Agreement or the Contingent Support Trust Agreements, or to assure the validity or enforcement hereof or thereof with respect to such Producer, except such as have been obtained, copies of which have been provided to the Tranche A Lender and the Agent in connection with the execution and delivery of this Agreement and which remain in full force and effect.

         2.5 Agreement Binding; No Defaults. This Agreement, the Trust Agreement and the Contingent Support Trust Agreements constitute the legal, valid and binding obligations of such Producer enforceable against it in accordance with each of their respective terms, subject in the case of enforcement to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general application. No Default by such Producer has occurred and is continuing and no event has occurred or failed to occur in each case pertaining to such Producer, the occurrence or non-occurrence of which with the giving of notice or lapse of time or both would constitute a Default. Such Producer is not in violation of any of its obligations under (i) the Trust Agreement or, insofar as such agreements relate to Contingent Support or Source of Contingent Support, the Contingent Support Trust Agreements, (ii) the Supply Agreements and the LNG Sales Contract, except for violations which are not material and are not likely to give rise to the assertion of a claim for breach, and
(iii) the Basic Agreements (other than those referred to in the immediately preceding clause (ii)) in any material respect and the Contingent Support Agreements and the Korean Sales Contract, insofar as such agreements relate to Contingent Support or Source of Contingent Support, in any material respect.

         2.6 Litigation. There is no suit, action, proceeding or investigation pending against such Producer or, to the best of such Producer's knowledge, threatened against such Producer, which
(a) questions the validity of this Agreement or the Trust Agreement or any Basic Agreement, or, insofar as such agreements relate to Contingent Support or Source of Contingent Support, any Contingent Support Agreement, the Korean Sales Contract or Contingent Support Trust Agreement, or any material action taken or to be taken by such Producer pursuant hereto or pursuant to any thereof, or (b) affects materially and adversely or is likely materially and adversely to affect (i) the amounts of the Source of Debt Service payable to the Trustee under the LNG Sales Contract, or the amounts of the Source of Contingent Support that may become payable to or by the trustees under the relevant Contingent Support Trust Agreements or any Contingent Support payable to the Borrower under the Trust Agreement, or the right of the Borrower to receive any such amounts under the Loan Agreement, (ii) the Bontang Plant or Pertamina's interests therein or (iii) such Producer's ability to perform its obligations under this Agreement or the Trust Agreement or any Basic Agreement, or, insofar as such agreements relate to Contingent Support or Source of Contingent Support, any Contingent Support Agreement, the Korean Sales Contract or Contingent Support Trust Agreement.

         2.7 Compliance with Other Instruments, etc. Such Producer is not in violation of any term of its charter or by-laws, or any term of any agreement or any instrument to which it is a party or by which it or any of its properties is bound or any Legal Requirement, which violation would have a material adverse effect on such Producer's ability to perform its obligations under this Agreement, the Trust Agreement or any Basic Agreement, or, insofar as such agreements relate to Contingent Support or Source of Contingent Support, any Contingent Support Agreement, the Korean Sales Contract or Contingent Support Trust Agreement.

         2.8 Other Agreements. Each of the Tranche A Lender and the Agent has been provided with true and complete copies of the Basic Agreements, Contingent Support Agreements, the Korean Sales Contract and Contingent Support Trust Agreements as amended and in effect on the date hereof. Each Producer represents and warrants that, to the best of its knowledge, no party to any of such Basic Agreements, or, insofar as such agreements relate to Contingent Support or Source of Contingent Support, any Contingent Support Agreements, the Korean Sales Contract or Contingent Support Trust Agreements, other than any other Producer, is in breach of any material obligation thereunder.

         2.9 Insurance. Insurance policies of the type required by Section 1.11 hereof are in full force and effect, no default or breach exists thereunder which would give rise to a right to cancel the same, and no notice of default or breach or notice of termination has been given to Pertamina with respect thereto. On or prior to the date of this Agreement, true, complete and correct copies of such insurance policies have been delivered to the Tranche A Lender and the Agent.

         2.10 No Encumbrance. There is no Encumbrance on the Source of Debt Service prior to its deposit in the Bontang III Payment Account caused by such Producer, for which such Producer is responsible or which relates to such Producer, except Encumbrances, if any, (i) arising pursuant to statute or otherwise by operation of law, and not pursuant to any agreement, which are not being enforced by attachment or levy and which will be discharged in the ordinary course of business or (ii) permitted by Section 1.10 hereof.

         2.11 No Material Adverse Change. There has been no material adverse change since December 31, 1987 in (i) the business, assets, financial position or results of operation of such Producer which affects materially and adversely, or would be likely to affect materially and adversely, the performance by Pertamina of or the ability of Pertamina to perform its obligations under the LNG Sales Contract or (ii) the operation of the Bontang Plant.

                                  PART 3
                                 DEFAULTS

         3.1 Default Defined. Each of the Producers agrees with the Lenders that if any one or more of the following events shall occur it shall be, so long as the same shall continue, a default hereunder (a "Default"):

         (a)  a failure to comply with any of the provisions of
Section 1.1, 1.3, 1.4, 1.9, 1.10, 1.11, 1.17, 1.18(a) through (d)
and (f) or 6.3 hereof; or

         (b)  a failure to comply with any of the provisions of
Section 1.5, 1.6, 1.7, 1.14(e), 1.15(b), 1.21 or 3.5 hereof for seven days after written notice of such failure shall have been given to the Producers by the Tranche A Lender and the Agent; or

         (c) a failure to comply with Section 3.3(b) hereof or any of the provisions of Part 1 hereof other than those referred to in Sections 3.1(a) and (b) hereof for 30 days after written notice of such failure shall have been given to the Producers by the Tranche A Lender and the Agent; or

         (d) any representation or warranty made by any Producer in this Agreement (including the representations contained in the first paragraph following "Dear Sirs:" at the beginning of this Agreement) shall prove to have been incorrect or misleading in any material respect as of the date when made; or

         (e) (i) a failure by any of the Producers to pay principal of, or premium or interest on, any of its Indebtedness in an amount which is material in the context of this Agreement when due for payment, whether by acceleration or otherwise, but after giving effect to all applicable grace and waiver periods provided for in the agreement or instrument creating or evidencing such Indebtedness; or

              (ii)  any of the Producers shall:

                        (1)   make an assignment for the benefit
         of creditors; or

                        (2)   file a petition in bankruptcy,
         petition or apply to any tribunal or applicable regulatory or governmental authority for the appointment of a custodian, receiver, trustee or official with similar powers for it or a substantial part of its property or assets, or commence any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect; or

                   (3) if any such petition or application shall have been filed, or any such case or proceeding shall have been commenced against it, indicate its consent to, approval of or acquiescence in any such petition, application, case or proceeding or the appointment of a custodian, receiver, trustee or official with similar powers or regulatory or other governmental authority for it or any substantial part of its properties or assets, or suffer to exist any such case or proceeding in which an order for relief is entered, or suffer any such custodianship, receivership, trusteeship or jurisdiction of such official or regulatory or governmental authority to continue undischarged for a period of 60 days or more; or

                   (4) generally be unable to or generally fail to pay its debts as such debts become due; or

              (iii) a failure by P.T. Badak to comply with a material term or provision of the Plant Use Agreement or the Processing Agreement;

provided, however, that the effect of the occurrence of any of the events or circumstances referred to in this clause (e) is to affect, materially and adversely, the performance by Pertamina of its obligations under the LNG Sales Contract or, insofar as such obligations relate to Contingent Support or Source of Contingent Support, the Chubu Sales Contract, the 1973 LNG Sales Contract or the Korean Quantities Agreement or the ability of Pertamina to perform such obligations; or

         (f) Any statement furnished to the Tranche A Lender or the Agent under any of Sections 5.2(iii) or 6.1 of the Loan Agreement with respect to the Debt Coverage Ratio, the Gross Invoice Amount, the Source of Debt Service, the Contingent Support or the Source of Contingent Support as of its date, (i) was not prepared based on information concerning amounts outstanding under the Loan Agreement or the Notes which was complete and accurate in all material respects or information concerning amounts of the Gross Invoice Amount, the Source of Debt Service or Source of Contingent Support actually invoiced or received which was complete and accurate in all material respects, or (ii) was not prepared based on assumptions concerning future periods which were approved by the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders, or (iii) was delivered by the Producers in bad faith or by the Borrower pursuant to a request or authorization of the Producers given in bad faith.

         3.2 Remedy for Default. If at any time during one or more Interest Periods the effect of any one or more Defaults is to cause the Source of Debt Service or any Contingent Support, in each case received by the Borrower and payable to the Lenders, to be insufficient to satisfy any payment obligation when due under the Loan Agreement, any of the Notes or the Letter Agreement (the difference between the amount of the Source of Debt Service or Contingent Support received with respect to any Interest Period by the Borrower and payable to the Lenders under the Loan Agreement, any of the Notes or the Letter Agreement and the amount which would have been so received and payable but for such Default or Defaults, the "Default Shortfall"), then each of the Producers which caused or is responsible for such Default or to which such Default relates shall be obligated to pay an aggregate amount to the Tranche A Lender and the Agent for the account of the Tranche B Lenders, on the dates when due during or at the end of such Interest Period, in the manner and with the effect of payments made by the Borrower as provided in the Loan Agreement, the relevant Notes or the Letter Agreement, on account of its Liability Share of the Default Shortfall, such that the net aggregate amount received by the Tranche A Lender and the Agent for the account of the Tranche B Lenders, pursuant to this Section 3.2, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders, if there had been no Default Shortfall, and the net amount were paid to, and received by, the Lenders out of the Source of Debt Service or applicable Contingent Support), shall equal such Producer's Liability Share of the Default Shortfall.

         3.3  Diversion and Remedy.

         (a)  In addition to the Defaults provided for in Section
3.1 hereof, if the effect during one or more Interest Periods of
(i) any claim asserted by, on behalf of, or against any one or more of the Producers or any of its or their property or any interest in any of its or their property, or against the Source of Debt Service, Source of Contingent Support or Contingent Support, including, without limitation, claims asserted by any governmental or taxing authority, or by, or on behalf, of any creditor, trustee in bankruptcy, custodian, receiver or similar official or authority, or (ii) the imposition of any Taxes on amounts payable under the Supply Agreements, the LNG Sales Contract, the Transportation Agreement or any Contingent Support Agreement, in any such case constituting Source of Debt Service, Source of Contingent Support or Contingent Support, or on any other payment or receipt of the Source of Debt Service, Source of Contingent Support or Contingent Support, excluding any Taxes imposed on any amount constituting Source of Contingent Support or Contingent Support by Japan or any political subdivision or taxing authority thereof or therein (such a claim referred to in clause (i) or imposition of such Tax referred to in clause (ii), a "Diversion") is to cause the Source of Debt Service or Contingent Support received by the Borrower and payable during or at the end of any Interest Period to the Lenders to be insufficient to satisfy any payment obligation when due under the Loan Agreement, any of the Notes or the Letter Agreement (the difference between the amount of the Source of Debt Service or Contingent Support received by the Borrower and payable to the Lenders under the Loan Agreement, the relevant Notes or the Letter Agreement and the amount which would have been so received and payable but for such Diversion, the "Diversion Shortfall"), each of the Producers which has caused or is responsible for such Diversion or to which such Diversion relates, shall be obligated to pay an aggregate amount to the Tranche A Lender and the Agent for the account of the Tranche B Lenders, on the dates, in the manner and with the effect of payments made by the Borrower as provided in the Loan Agreement, the relevant Notes or the Letter Agreement, on account of its Liability Share of the Diversion Shortfall, such that the net aggregate amount received by the Lenders pursuant to this Section 3.3, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders if there had been no Diversion Shortfall, and the net amount were paid to, and received by, the Lenders), shall equal such Producer's Liability Share of the Diversion Shortfall.

         (b) If, at any time prior to payment in full of the principal of and interest on any Notes, and of all other amounts due and owing under the Loan Agreement, the Letter Agreement and this Agreement at the time of payment in full of the principal and interest on such Notes, any claim for Taxes shall be asserted by Japan or any political subdivision or taxing authority thereof or therein or any Taxes shall be withheld, deducted, assessed or otherwise imposed by Japan or any political subdivision or taxing authority thereof or therein, in each case with respect to any amounts payable and constituting Source of Contingent Support or Contingent Support (hereinafter, a "Japanese Tax Claim"), and such Taxes are during a Contingent Support Period paid out of the proceeds of such Source of Contingent Support or Contingent Support required to be paid to the Borrower, and if Pertamina shall determine either to contest such Japanese Tax Claim by any administrative or judicial procedures or to assert any claim to indemnity with respect to such Japanese Tax Claim that may be available to Pertamina from one or more buyers under the relevant Contingent Support Agreement, then if Pertamina shall receive a refund of any such Taxes pursuant to a contest or otherwise, Pertamina shall, unless waived by the Majority Lenders, from time to time promptly make payments to the Tranche A Lender and the Agent for the account of the Tranche B Lenders, in an amount that equals the portion of the relevant Contingent Support that Pertamina is obligated to cause to be paid to the Borrower during the relevant Contingent Support Period to the extent necessary so that each relevant Lender shall have received all amounts then due and payable to such Lender pursuant to the relevant Notes, the Loan Agreement, the Letter Agreement or this Agreement; provided, however that in no event shall the aggregate amount of such payments exceed the share referred to below of the total amounts received pursuant to such contest.

The share referred to above of such total amount received in respect of a refund shall be the total amount of such payments minus all reasonable amounts of unreimbursed costs incurred by Pertamina in pursuing such contest, including court costs and fees and disbursements of counsel.

         3.4 Liability Share Defined. The "Liability Share" of a Producer which caused or is responsible for a Default or a Diversion or to which such Default or Diversion relates which has given rise to a Default Shortfall or a Diversion Shortfall, as the case may be, shall be with respect to such Default Shortfall or Diversion Shortfall a percentage determined by dividing the percentage interest of such Producer (as set forth in Schedule 1 hereto and as adjusted for changes in Producers' Percentages as defined in and pursuant to Sections 2.2, 2.4 and 2.5 of the Supply Agreements) by the aggregate percentage interest of all Producers (as set forth in such Schedule 1 as so adjusted) which have caused or which are responsible for such Default or Diversion or to which such Default or Diversion relates. With respect to the imposition of Taxes referred to in Section 3.3(a) hereof, each Producer shall be deemed to have caused the corresponding Diversion to the extent of its percentage interest as shown in Schedule 1 hereto, adjusted as aforesaid.

         3.5 Notices. Each Producer shall promptly, and in any event not later than three Business Days after obtaining actual knowledge thereof, give notice to the Tranche A Lender and the Agent of the occurrence of (a) any Default or Diversion caused by such Producer or for which it is responsible or to which it is related or any event that, with the giving of notice or the passing of time, or both, would constitute such a Default or Diversion and
(b) any Japanese Tax Claim.

                                  PART 4
                               INSURED LOSS

         4.1 Effect of Total Loss of Train E Prior to Operational Acceptance. If any event occurs for which insurance is payable by an insurance company under any insurance policy referred to in
Section 1.11(a) hereof relating to an actual total loss or a constructive, compromised or arranged total loss (within the meaning of such policy) of Train E, Pertamina agrees as follows:

         (a) Pertamina shall, as promptly as possible in the circumstances following such event, notify the Tranche A Lender and the Agent of the occurrence of such event and shall, within six months following such event, notify the Tranche A Lender and the Agent in writing whether or not it intends to rebuild or reconstruct Train E.

         (b) If Pertamina notifies the Tranche A Lender and the Agent that it does not intend to rebuild or reconstruct Train E, it shall promptly pay to the Tranche A Lender and the Agent such amounts as are instructed by the Tranche A Lender and the Agent equal in the aggregate to the lesser of the aggregate amounts outstanding under the Loan Agreement, Notes and Letter Agreement and the aggregate amount of such proceeds paid to Pertamina in respect of such event.

         (c) If Pertamina notifies the Tranche A Lender and the Agent that it intends to rebuild or reconstruct Train E, then it shall proceed to do so diligently and in good faith and shall provide the Tranche A Lender and the Agent with periodic written reports not less frequently than quarterly in reasonable detail concerning the rebuilding or reconstruction and including (i) the amount of insurance proceeds received under such policy, (ii) the amount of funds expended to date on the rebuilding or reconstruction, (iii) the proposed schedule for completion of the construction work, and (iv) the progress of the construction work to date.

         (d) If, at any time prior to completion, Pertamina shall terminate the rebuilding or reconstruction or shall not be proceeding with such rebuilding or reconstruction diligently and in good faith, then Pertamina shall be obligated promptly to pay to each of the Tranche A Lender and the Agent such amounts as are instructed by the Tranche A Lender and the Agent equal in the aggregate to the lesser of the amounts outstanding under the Loan Agreement, the Note and the Letter Agreement and the aggregate insurance proceeds which are paid to Pertamina under such policy in respect of such event and not in good faith expended or committed to be expended (pursuant to a commitment which cannot by its terms be avoided) on such rebuilding or reconstruction.

         4.2 Effect of Total Loss of Bontang Plant. If any event occurs for which insurance is payable by an insurance company under any insurance policy referred to in Section 1.11(b) hereof relating to an actual total loss or a constructive, compromised or arranged total loss (within the meaning of such policy) of the Bontang Plant (which term, for purposes of this Section 4.2, shall exclude Train E if such loss occurs prior to operational acceptance of Train E by Pertamina pursuant to the Construction Agreement), Pertamina agrees as follows:

         (a) Pertamina shall, as promptly as possible in the circumstances following such event, notify the Tranche A Lender and the Agent of the occurrence of such event and shall, within six months following such event, notify the Tranche A Lender and the Agent in writing whether or not it intends to rebuild or reconstruct the Bontang Plant.

         (b) If Pertamina so notifies the Tranche A Lender and the Agent that it does not intend to rebuild or reconstruct the Bontang Plant, it shall promptly pay to each of the Tranche A Lender and the Agent such amounts as are instructed by the Tranche A Lender and the Agent in an aggregate amount equal to the lesser of the share referred to below of the total insurance proceeds that are paid to Pertamina under such policy in respect of such event and the aggregate amount outstanding under the Loan Agreement, Notes and Letter Agreement after giving effect to any payment made pursuant to Section 4.1(b) hereof.

         (c) If Pertamina notifies the Tranche A Lender and the Agent that it intends to rebuild or reconstruct the LNG Plant, then it shall proceed to do so diligently and in good faith, applying amounts equal to the proceeds of the insurance to the extent required, and shall provide the Tranche A Lender and the Agent with periodic written reports not less frequently than quarterly in reasonable detail concerning the rebuilding or reconstruction and including (i) the amount of insurance proceeds received under such policy, (ii) the amount of funds expended to date on the rebuilding or reconstruction, (iii) the proposed schedule for completion of the construction work, and (iv) the progress of the construction work to date.

         (d) If, at any time prior to completion, Pertamina shall terminate the rebuilding or reconstruction or shall not be proceeding with such rebuilding or reconstruction diligently and in good faith, then Pertamina shall be obligated promptly to pay to each of the Tranche A Lender and the Agent such amounts as are instructed by the Tranche A Lender and the Agent in an aggregate amount equal to the lesser of the share referred to below of the total insurance proceeds that are paid to Pertamina under such policy in respect of such event and not in good faith expended or committed to be expended (pursuant to a commitment which cannot by its terms be avoided) on such rebuilding or reconstruction and the aggregate amounts outstanding under the Loan Agreement, the Notes and the Letter Agreement after giving effect to any payments made pursuant to Section 4.1(b) and 4.2(b) hereof.

         The share referred to in clauses (b) and (d) above of such total insurance payments shall be (i) the total amount of such payments minus the portion thereof payable to Jilco under the 1974 Development Agreement and the 1981 Development Agreement multiplied by (ii) a fraction the numerator of which is the aggregate principal amount of Indebtedness outstanding under the Loan Agreement, Notes and the Letter Agreement at the time amounts are payable to the Lenders under this Section 4.2 and the denominator of which is equal to the sum of the aggregate principal amount of the Indebtedness outstanding under the Loan Agreement and the aggregate principal amount of all Indebtedness of any Person outstanding at such time, the holders of which, directly or indirectly, are entitled to share in the Plant Insurance Proceeds prior to or on an equal and ratable basis with the Lenders (as the Lenders' rights are determined under this Section 4.2).

         4.3 Insurance Shortfall. If by reason of a failure of Pertamina to comply with Section 1.11 hereof, the share of insurance payments of the type referred to in Sections 4.1(b) and
(d) and 4.2(b) and (d) hereof is insufficient to pay in full all principal, interest and other amounts payable under the Loan Agreement, the Notes and all amounts payable under the Letter Agreement (the amount of such insufficiency, an "Insurance Shortfall"), Pertamina shall be obligated to pay the amount of the Insurance Shortfall to each of the Tranche A Lender and the Agent for the account of the Tranche B Lenders in such amounts as are instructed by the Tranche A Lender and the Agent on the dates, in the manner of and with the effect of payments made by the Borrower as provided in the Loan Agreement, the Notes and the Letter Agreement, such that the net amount received by the Lenders, pursuant to this Section 4.3, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders, with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or otherwise paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders if there had been no Insurance Shortfall, and the net amount were paid to, and received by, the Lenders out of an amount equal to such share of insurance), shall equal the Insurance Shortfall.

         4.4 Other Losses. Upon a partial loss of Train E or the Bontang Plant, as the case may be, or a total loss with respect to which Pertamina has not given notice pursuant to Sections 4.1 or
4.2 hereof that it intends not to rebuild and if Pertamina has not applied amounts equal to the insurance proceeds paid to Pertamina to repayment of the Indebtedness outstanding under the Loan Agreement, the Notes and the Letter Agreement in the manner contemplated by Section 4.1 and 4.2 hereof, Pertamina shall proceed to rebuild or reconstruct Train E or the Bontang Plant, as the case may be, diligently and in good faith applying amounts equal to the proceeds of the insurance referred to in Section 1.11(a) or (b), as the case may be, to the extent required and shall provide the Tranche A Lender and the Agent with the periodic reports described in clause 4.1(c) or 4.2(c) hereof, as the case may be, as provided in such clause.


                                  PART 5
                      SCOPE OF PRODUCERS' LIABILITIES

         Except as stated in Sections 3.2, 3.3, 3.4 and Part 4 hereof and then only to the limited extent specifically stated therein, no recourse shall be had for the payment of the principal of or interest on the Notes or the payment of any other amounts due under the Loan Agreement or the Letter Agreement, or shall be had for any claim based on any provision of the Notes, the Loan Agreement or the Letter Agreement, against any of the Producers, or against any past, present or future stockholder, officer, director, employee, or agent of any of the Producers, either directly or through the Borrower or any successor of the Borrower, or under the Trust Agreement, the Contingent Support Trust Agreements or under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, and, except as above provided, no such Person shall have any personal obligation, liability or duty whatsoever to the Tranche A Lender, the Agent, the Lead Managers or any of the Tranche B Lenders or any holders of the Notes or anyone else for or with respect to any such payment, the performance of or compliance with any covenant or agreement contained in the Loan Agreement, the Letter Agreement, the Trust Agreement, the Contingent Support Trust Agreements or this Agreement or the truth, accuracy or completeness of any statement or representation made in or pursuant to any such document. Furthermore, the obligations of the Producers hereunder are several, and not joint or joint and several, and there shall be no recourse to any Producer by any Person party to the Loan Agreement or the Letter Agreement or by any holder of a Note or otherwise for any liability of another of the Producers which may have arisen hereunder, it being expressly agreed and understood, however, that the failure of a Producer to perform its obligations under this Agreement shall not relieve any other Producer of its obligations hereunder.

         The Tranche A Lender, the Agent, each Lead Manager, each Tranche B Lender, each holder of any of the Notes and each other Person relying on or purporting to rely on the terms of this Agreement in adopting any course of action shall be bound by the terms of this Part 5 of this Agreement to the same extent as if its written acceptance of the terms hereof were subscribed hereto.

                                  PART 6
                               MISCELLANEOUS

         6.1 Notices. All notices, requests, demands or other communications to or from the parties hereto shall be given or made by telex, telecopier or by personal delivery, and shall be deemed to have been duly given and made, in the manner provided in Section
10.1 of the Loan Agreement. Any such notice, request, demand or communication shall be sent in the case of each Producer to its address, telex number and answerback or telecopier number set forth on the signature pages hereof; or in each case with respect to any party to such other address or telex number as such party may designate for the purpose by written notice to the party sending such notice, request, demand or communication.


         Huffco Indonesia, 6-11 Floor, Kuningan Plaza -South
Tower, Jalan H.R. Rasuna Said, Kav. cll-4, Jakarta Selatan, Indonesia, Telex No. 79644421/7964457 (Answerback: HUFFCO IA) Telecopier No.: 62-21-380-0037 shall receive notices and other communications for, and is hereby designated the representative of, Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited and Universe Tankships, Inc., for the receipt of notices and other communications to such Persons under this Agreement. Total Indonesie shall receive notices and other communications for itself and Indonesia Petroleum, Ltd., and Unocal Indonesia, Ltd. shall receive notices and other communications for itself and Indonesia Petroleum, Ltd. A new or successor representative may be designated by notice to such effect signed by all such appropriate Persons given to the Tranche A Lender and the Agent 10 days in advance of any such change. Until receipt of any such notice, the Tranche A Lender and the Agent may rely on any notice or other communication to the representative as being notice to each such Person.

         6.2 No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of any Person having rights hereunder, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the provisions of
Part 5 hereof, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         6.3 Assignment; Successors and Assigns; Participations. This Agreement shall be binding upon and inure to the benefit of the Tranche A Lender, the Lead Managers, the Tranche B Lenders, the Agent and the holders from time to time of the Notes and their respective successors and permitted assigns, in each case to the extent that the provisions of the Loan Agreement and Letter Agreement inure to the benefit of such Persons and their respective successors and permitted assigns thereunder, and except as specifically set forth in this Section 6.3, no Person shall have or acquire any right or benefit hereunder or in respect of any obliga-tion of any Producer herein contained. Except for the assignments prior to the date hereof pursuant to the Supply Agreements by Pertamina to the other Producers of the production sharing percentages of such Producers in amounts payable by the Buyer under the LNG Sales Contract and certain other amounts as specified in the Supply Agreements, and except for the assignments pursuant to the relevant supply agreements by Pertamina to the other Producers of the production sharing percentages of such Producers in amounts payable by the buyers under the Contingent Support Agreements and certain other amounts as specified in such supply agreements, no Producer may assign any rights or delegate any obligations hereunder or assign any rights in or to the Source of Debt service prior to deposit in the Bontang III Payment Account, or to the Source of Contingent Support or Contingent Support in any manner that would reduce any amount of Contingent Support payable to the Borrower during any Contingent Support Period, without the written consent of the Majority Lenders, such consent not to be unreasonably withheld; provided that if another corporation, or other entity, wholly-owned by or an agency of the Republic of Indonesia should succeed to all rights and obligations of Pertamina under the Trust Agreement and all of the Basic Agreements, Contingent Support Agreements and Contingent Support Trust Agreements to which it is a party, Pertamina may assign all of its rights and delegate all of its obligations hereunder to such other corporation, entity or agency, such assignment and delegation to become effective upon such Person's written assumption (a copy of which shall be provided to the Tranche A Lender and the Agent and which shall confirm the assignment of rights and the assumption of obligations by such Person under the Trust Agreement and the Basic Agreements, Contingent Support Agreements and Contingent Support Trust Agreements to which the assignor is a party) of all of Pertamina's obligations hereunder including, without limitation, the restrictions on assignments and delegations contained in this
Section 6.3 which shall apply to all assignees of the rights and delegees of the obligations of Pertamina and its assignees and delegees; and provided further that any Producer other than Pertamina may assign its rights and delegate its obligations hereunder and assign its rights with respect to the Source of Debt Service, any Source of Contingent Support and Contingent Support, in each case prior to deposit in the Bontang III Payment Account, to the extent of and in conjunction with the assignment of its rights and the delegation of obligations under the Trust Agreement and the Basic Agreements, the Contingent Support Agreements and the Contingent Support Trust Agreements, in each case to which it is a party, such assignment and delegation to become effective upon such Person's written assumption (a copy of which assumption shall be provided to the Tranche A Lender and the Agent and which shall confirm to the extent provided in such assignment and delegation the assignment of rights and the assumption of obligations under the Trust Agreement and the Basic Agreements, the Contingent Support Agreements and the Contingent Support Trust Agreements, in each case to which the assignor is a party) of such Producer's obligations hereunder including without limitation, the restrictions on assignments and delegations contained in this
Section 6.3 which shall apply to all assignees of the rights and delegees of the obligations of such Producer and its assignees and delegees. The Producers may treat each Lender as the holder of the Note drawn to its order and delivered to such Lender until written notice of transfer shall have been received by them. All agreements, representations and warranties made herein shall survive the making of any such transfer hereunder by any Lender. Notwithstanding the foregoing, each Lender may grant participations, in whole or in part, in its rights under this Agreement to the extent that it may grant participations in its rights under the Loan Agreement, Notes and Letter Agreement.

         6.4 Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver shall be in writing and signed (including the form of signatures on any telex, cable or facsimile with appropriate confirmed answerback, cable or facsimile copy duly sent by the Person so amending or waiving) by the Producers, the Tranche A Lender, the Agent and the Majority Tranche B Lenders; provided that any waiver need only be signed by the party granting the waiver. Any such amendment or waiver shall be signed by the Agent on behalf of the Tranche B Lenders if the Agent has been so authorized in writing or by telex or cable by the Majority Tranche B Lenders. Any amendment or waiver signed by the Agent in accordance with the preceding sentence shall be binding upon the Tranche B Lenders and any holder of a Tranche B Note.


         6.5 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Tranche A Lender, the Agent and Pertamina.

         6.6  Section Headings.  The Section headings in this
Agreement are inserted for convenience of reference only and shall be ignored in construing this Agreement.

         6.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW
YORK,
UNITED STATES OF AMERICA, APPLICABLE TO AGREEMENTS MADE AND TO
BE
PERFORMED ENTIRELY WITHIN SUCH STATE.

         6.8  CONSENT TO JURISDICTION.

    (a) SOLELY FOR PURPOSES OF THIS AGREEMENT, EACH PRODUCER HEREBY IRREVOCABLY CONSENTS THAT ANY SUIT, LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS PROPERTY WITH RESPECT TO ANY
OF
THE OBLIGATIONS ARISING UNDER THIS AGREEMENT MAY BE BROUGHT IN
ANY
NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY
AND
STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK; AS THE TRANCHE A LENDER, ANY TRANCHE B LENDER OR THE AGENT MAY ELECT,
AND
BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PRODUCER
HEREBY
IRREVOCABLY SUBMITS TO AND ACCEPTS, SOLELY AS AFORESAID, WITH REGARD TO ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING FOR ITSELF
AND
IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH
PRODUCER
HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT
CORPORATION
SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AGENT TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS IN NEW YORK IN ANY SUIT, LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.
IT IS UNDERSTOOD THAT A COPY OF ANY SUCH PROCESS SERVED ON SUCH AGENT SHALL BE PROMPTLY FORWARDED BY AIRMAIL BY THE PERSON COMMENCING SUCH SUIT, LEGAL ACTION OR PROCEEDING TO THE RELEVANT PRODUCER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, BUT THE FAILURE OF THE RELEVANT PRODUCER TO RECEIVE SUCH COPY
SHALL
NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. IF SERVICE OF PROCESS CANNOT BE EFFECTED IN THE FOREGOING MANNER,
EACH
PRODUCER FURTHER, SOLELY AS AFORESAID, IRREVOCABLY CONSENTS TO
THE
SERVICE OF PROCESS IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE RESPECTIVE PRODUCER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF THE LENDERS
TO
SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING
ANY
SUIT, LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF
JUDGMENT
IN ANY OTHER JURISDICTION.

    (b) SOLELY AS AFORESAID, EACH PRODUCER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO THIS AGREEMENT IN ANY COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND HEREBY FURTHER
IRREVOCABLY WAIVES ANY CLAIM IT MAY NOW OR HEREAFTER HAVE THAT
A
COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF
NEW
YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING. PERTAMINA REPRESENTS AND WARRANTS THAT THIS AGREEMENT
AND ITS OBLIGATIONS MADE HEREUNDER AND THE TRANSACTIONS CONTEMPLATED HEREBY CONSTITUTE COMMERCIAL RATHER THAN PUBLIC
OR
GOVERNMENTAL ACTS.  EACH PRODUCER OTHER THAN PERTAMINA
REPRESENTS
AND WARRANTS THAT IT IS NOT ENTITLED TO CLAIM IMMUNITY FROM
LEGAL
PROCEEDINGS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE UNDER ANY LAW OR IN ANY JURISDICTION WHERE AN ACTION MAY BE BROUGHT FOR THE ENFORCEMENT OF
ANY OF THE OBLIGATIONS ARISING UNDER THIS AGREEMENT OR THE TRUST AGREEMENT. TO THE EXTENT THAT ANY PRODUCER OR ANY OF ITS PROPERTY
OR THE SOURCE OF DEBT SERVICE, SOURCE OF CONTINGENT SUPPORT OR CONTINGENT SUPPORT PRIOR TO DEPOSIT IN THE BONTANG III PAYMENT ACCOUNT OR IN THE RELEVANT CONTINGENT SUPPORT ACCOUNT HAS OR HEREAFTER MAY ACQUIRE ANY CLAIM OF RIGHT TO IMMUNITY FROM SET-OFF,
LEGAL PROCEEDINGS, ATTACHMENT PRIOR TO JUDGMENT, OTHER
ATTACHMENT,
LEVY OR EXECUTION OF JUDGMENTS ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, EACH PRODUCER ON BEHALF OF ITSELF AND ANY SUCCESSORS, SOLELY AS AFORESAID, HEREBY IRREVOCABLY WAIVES SUCH CLAIM OF RIGHT
TO IMMUNITY FOR ITSELF AND ITS PROPERTY IN RESPECT OF ITS OBLIGATIONS ARISING UNDER THIS AGREEMENT, THE TRUST AGREEMENT
AND
EACH CONTINGENT SUPPORT TRUST AGREEMENT AND EACH PRODUCER
AGREES
THAT IT WILL NOT ASSERT ANY SUCH RIGHT TO IMMUNITY IN ANY WAY
WHICH
WOULD IMPAIR THE PERFORMANCE OR ABILITY OF THE BORROWER TO
PERFORM
ITS OBLIGATIONS UNDER THE LOAN AGREEMENT.

         6.9 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired.

         6.10 Reinstatement. The obligations of the Producers to make payments under this Agreement shall continue to be effective or shall be reinstated, as the case may be, if, at any time, a payment or any part thereof, of any amount paid to a Lender in respect of which a Producer is obligated to make payment hereunder is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or for any other reason, all as though such payment had not been made.

         6.11 Confidentiality. No copy of (a) this Agreement, the Loan Agreement or the Trust Agreement or (b) any other agreement to which any Producer or the Trustee is a party or any document signed or issued by or on behalf of any such Producer, which agreement or document is identified by any Producer to the Tranche A Lender and the Agent as confidential, shall, without Pertamina's consent for the agreements referred to in clause (a), or the consent of the relevant Producer for agreements or documents referred to in clause (b), be released or otherwise delivered by or on behalf of the Tranche A Lender, the Agent or any Tranche B Lender to any third party, except, prior to the Effective Date, to any prospective lender in connection with the transactions contemplated hereby pursuant to a confidentiality undertaking in a form approved by the Producers on or prior to the date hereof. Notwithstanding the foregoing, the agreements and documents referred to in the preceding sentence may be released to any prospective assignee of or participant in the rights of the Lenders under the Loan Agreement, the Notes and this Agreement upon execution by such Person of a confidentiality undertaking in a form substantially similar to that approved by the Producers on or prior to the date hereof. No public announcement or statement or publication relating to any of the foregoing shall be made or released by or on behalf of the Tranche A Lender, the Agent or any Tranche B Lender, without the prior written approval of the Producers.

         6.12 The parties hereto acknowledge that amounts deposited in the Bontang Excess Sales Account (KCO Quantities) during any First or Second Contingent Support Period may be affected by adjustments made from time to time pursuant to Section
1.6 of the Bontang I Trust Agreement and that the amounts to be paid to the Borrower therefrom will be similarly affected. The parties hereto further acknowledge that amounts once received by the Bontang Excess Sales Trustee as described in the preceding sentence for any Contingent Support Period are final notwithstanding any adjustments made pursuant to such Section 1.6 subsequent to such Contingent Support Period.
                                 * * * * *

         The undersigned Producers have caused this Agreement to be duly executed by their respective duly authorized signatories as of the date hereof.


    PERUSAHAAN PERTAMBANGAN       MINYAK
    DAN GAS BUMI NEGARA (PERTAMINA)
Jalan Medan Merdeka Timur 1A
Jakarta - Indonesia
Telex No.: 44441/44134
Answerback: PERTA JKT/
                 PERTA IA         By:  /s/Abdul Rachman Ramly
Telecopier No. 62-21-720-0300     Name:  Abdul Rachman Ramly
Attention: Director of Processing      Title: President Director



    ROY M. HUFFINGTON, INC.
P.O. Box 4455
Houston, Texas 77210
U.S.A.
Telex No. 762810
Answerback: HUFFCO HOU            By:  /s/John J. Patton
Telecopier No. 1-713-651-0104     Name: John J. Patton
Attention: Treasurer              Title: Vice President


                                       HUFFINGTON CORPORATION
P.O. Box 4455
Houston, Texas 77210
U.S.A.
Telex No.: 762810
Answerback: HUFFCO HOU            By: /s/Michael B. Decker
Telecopier No. 1-713-651-0104     Name:  Michael B. Decker
Attention: Roy M. Huffington      Title:  Vice President

                                       VIRGINIA INTERNATIONAL
    COMPANY
120 White Plains Road
Tarrytown, New York 10591
U.S.A.
Telex No.: 179094
Answerback: AMULT UT
Telecopier No. 1-914-332-0807     By: /s/James Wall
Attention: R. W. Bland            Name:  James Wall
                                       Title:  Attorney-in-Fact


                                       VIRGINIA INDONESIA COMPANY
120 White  Plains  Road
Tarrytown, New York 10591
U.S.A.
Telex No.: 178998
Answerback: AMULT UT                   By: /s/James Wall
Telecopier No. 1-914-332-0807     Name:  James Wall
Attention:  R.W. Bland            Title:      Attorney-in-Fact


                                       ULTRAMAR INDONESIA LIMITED
c/o  American  Ultramar Limited
120 White Plains Road
Tarrytown, New York 10591
U.S.A.                                      By: /s/P. J. Guarina
Telex No.: 178999                 Name:  P. J. Guarino
Answerback: AMULT UT                   Title:  Vice President
Telecopier No. 1-914-332-0807
Attention: R. W. Bland


                                       UNION TEXAS EAST KALIMANTAN
                                       LIMITED
c/o Union Texas Petroleum Corporation
P.O.  Box 2120
Houston, Texas 77252-2120
U. S. A.
Telex No.:  775255                By: /s/M. M. Markowitz
Answerback: UNOTEX PET HOU        Name:  M. N. Markowitz
Telecopier No.  1-713-968-2771    Title:
Attention: A.C.  Berman

                                       UNIVERSE TANKSHIPS, INC.
c/o Universe Tankships
  (Delaware) Inc.
1345 Avenue of the Americas
New York, New York 10105          By:  /s/
U. S. A.                               Name:
Telex No.:  620-312               Title:
Answerback: AMTANK
Telecopier No. 1-212-765-3000
         Ext.322
Attention: W. E. Fisher, Jr.
           President


                                       TOTAL INDONESIE

Tromolopos 10
Jakarta 10002
Indonesia
Telex No.:  44108
Answerback:  TOTAL JKT
Telecopier No.:  62-21-520-0834
Attention: General Manager        By: /s/Melchoir De Meatharel
                                       Name:  Melchoir De Matharel
                                       Title:  General Manager



10th Floor, Toranomon 37          INDONESIA PETRDLEUM, LTD.
Mori Building
No. 5-1, Toranomon 3-Chome
Minato-ku, Tokyo 105, Japan
Telex No.:  2424210               By: /s/Si Sugiyama
Answerback: JAIPEX J              Name: Si Sugiyama
Telecopier No.: 81-3-434-1603     Title: Director and General
Manager
Attention: General Manager of Marketing             Jakarta Office

Ratu Plaza Office Tower           UNOCAL INDONESIA, LTD.
7th Floor
Jalan Jenderal Sudirman
Jakarta, Indonesia
Telex No.:  47335                 By: /s/Donald A. Mackay
Answerback: UNOCAL IA             Name: Donald A. Mackay
Telecopier No.: 62-21-711-954     Title:  Regional Director of
Finance
Attention:  President


Accepted:

TRAIN-E FINANCE CO., LTD.


By:  /s/Rintaro Hara
Name:  Rintaro Hara
Title:  Executive Vice President


THE INDUSTRIAL BANK OF JAPAN
  TRUST COMPANY, AS AGENT


By: /s/Yoshiro Teranaka
Name:  Yoshiro Teranaka
Title:  Executive Vice President


THE INDUSTRIAL BANK OF JAPAN
  TRUST COMPANY


By: /s/Yoshiro Teranaka
Name:  Yoshiro Teranaka
Title:  Executive Vice President

THE BANK OF TOKYO, LTD.
  NEW YORK AGENCY


By: /s/Takefumi Mumta
Name:  Takefumi Mumta
Title: Attorney-in-Fact


THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED
  NEW YORK BRANCH


By:  /s/Kenichi Amano
Name:  Kenichi Amano
Title:  Deputy General Manager


BANQUE INDOSUEZ
  NEW YORK


By: /s/Yves G. Gaden
Name:  Yves G. Gaden
Title:  First Vice President
        Attorney-in-fact

THE DAI-ICHI KANGYO BANK, LIMITED
  NEW YORK BRANCH


By: /s/Munetoshi Matsumoto
Name:  Munetoshi Matsumoto
Title:  Vice President

THE DAIWA BANK, LIMITED
  NEW YORK BRANCH


By: /s/Hiroyuki Doi
Name:  Hiroyuki Doi
Title:  Manager


THE FUJI BANK AND TRUST COMPANY


By: /s/Mitsuhiro Naguhama
Name:  Mitsuhiro Naguhama
Title:  Vice President


THE MITSUBISHI BANK, LIMITED
  NEW YORK BRANCH


By: /s/Takishi Yokokawa
Name:  Takishi Yokokawa
Title:  Manager


THE MITSUBISHI TRUST AND BANKING CORPORATION
  NEW YORK BRANCH


By: /s/Ryoichi Mizukami
Name:  Ryoichi Mizukami
Title:  Manager



THE MITSUI BANK, LTD.
  NEW  YORK  BRANCH


By: /s/Ken-Ichi Sato
Name:  Ken-Ichi Sato
Title:  Senior Vice President

THE MITSUI TRUST & BANKING CO., LTD.
NEW YORK BRANCH


By: /s/Kazuo Yasuda
Name: Kazuo Yasuda
Title:  Deputy Manager


THE SAITAMA BANK, LTD.
  NEW YORK BRANCH


By: /s/Takayoshi Tasaka
Name:  Takayoshi Tasaka
Title: Senior Manager


THE SANWA BANK, LIMITED
  NEW YORK BRANCH

By: /s/Toshihiko Yashizawa
Name:  Toshihiko Yashizawa
Title:  Vice President


THE SUMITOMO BANK LIMITED
  NEW YORK BRANCH

By: /s/Kazuyoshi Ogawa
Name:  Kazuyoshi Ogawa
Title:  Vice President

THE TOKAI BANK, LIMITED
  NEW YORK BRANCH


By: /s/Toshikazu Nakano
Name:  Toshikazu Nakano
Title:  Vice President


THE TOYO TRUST & BANKING CO., LTD.
  NEW YORK BRANCH


By:  /s/Robert J. Tse
Name:  Robert J. Tse
Title:  Vice President

                                                                 Schedule 1





                        Liability Share Percentages


                                                                 Pre Tax
                                                                Percentage
                                                               Interest (%)

Pertamina                                                          20.4545%

Roy M. Huffington, Inc.                                             3.7673%

Huffington Corporation                                              0.9418%

Virginia International Company                                      3.6790%

Virginia Indonesia Company                                          1.7659%

Ultramar Indonesia Limited                                          6.1808%

Union Texas East Kalimantan Limited                                 6.1808%

Universe Tankships, Inc.                                            1.0301%

Total Indonesie                                                    18.1299%

Unocal Indonesia, Ltd.                                              9.8700%

Indonesia Petroleum, Ltd.                                          27.9999%


                                                                   100%